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                                                                   EXHIBIT 23.2


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Vanstar Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vanstar Corporation 1993 Stock Option/Stock Issuance Plan of our reports dated June 10, 1996, with respect to the consolidated financial statements of Vanstar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



San Jose, California
September 3, 1996                               Ernst & Young LLP